Exhibit 4.6

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Face of Note]

CUSIP 78636X AC9

10.000% Senior Secured Notes due 2019

No. E-1	$150,000,000.00

SAEXPLORATION HOLDINGS, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS or such other amount as shall be specified on the Schedule of Exchanges of Interests in the Global Note attached hereto on July 15, 2019.

Interest Payment Dates: January 15 and July 15, commencing on January 15, 2015.

Record Dates: January 1 and July 1

Dated: June 19, 2015

[Remainder of Face of Note and Signature Page Follows.]

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By:	/s/ Mauri Cowen
Authorized Signatory

Dated:    June 19, 2015

Remainder of Face of Note of Certificate E-1 and Signature Page for SAExploration Holdings, Inc.
10.000% Senior Secured Notes Due 2019

[Back of Note]
10.000% Senior Secured Notes due 2019

Capitalized terms used herein and not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)         INTEREST. SAExploration Holdings, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 10.000% per annum, from July 2, 2014 until July 15, 2019. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 15, 2015. To the extent permitted by applicable law, the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at a rate equal to 2% per annum in excess of the interest rate set forth in the caption on the face of this Note to the Person who is the Holder of this Note on a subsequent special record date, all as provided in the Indenture. All reference to “interest” in this Note and the Indenture mean the initial interest rate borne by the Notes and, to the extent permitted by applicable law, any increases in that rate to the extent overdue interest accrues on the Notes (unless the Indenture states otherwise). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Anything in this Note, the Note Guarantees or the Indenture to the contrary notwithstanding, if any Interest Payment Date, maturity date, Redemption Date, repurchase date pursuant to Sections 3.09, 4.19 or 4.20 of the Indenture or other date on which any payment of principal, premium, if any, interest or Additional Interest, if any, on this Note is due is not a Business Date, then such payment need not be made on such date, but such payment may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was originally due, and no interest or other sum shall accrue on the amount payable for the period from and after the date such payment was originally due nor shall any such delay in payment constitute a Default or Event of Default under the Indenture.

(2)         METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on January 1 or July 1, as the case may be, next preceding the applicable Interest Payment Date, even if such Notes are transferred or exchanged after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to default and overdue interest and except that interest payable on redemption of any Note on a Redemption Date that is not an Interest Payment Date, or any repurchase of any Note on a repurchase date pursuant to Sections 3.09, 4.19 or 4.20 of the Indenture that is not an Interest Payment Date, shall be paid to the Persons to whom such redemption price or repurchase price, as the case may be, is payable. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that (1) payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes (unless otherwise required by the applicable Depositary). In addition, if a Holder of $10.0 million aggregate principal amount or more of Definitive Notes has given wire transfer instructions to the Company not later than 15 days prior to the applicable Interest Payment Date, date of maturity, redemption date or other purchase date, providing for payments to be made to a bank located in the United States, the Company will pay all principal of, and interest and premium, if any, on, that Holder’s Notes in accordance with those instructions; provided that payments of principal and premium, if any, shall be made only against surrender of the applicable Note. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place.

(3)         PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

(4)         INDENTURE, REGISTRATION RIGHTS AGREEMENT AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of July 2, 2014 (the “Indenture”) among the Company, the Guarantors, the Noteholder Collateral Agent and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. Holders are entitled to the benefits of the Registration Rights Agreement and the Security Documents.

(5)         RANKING. This Note shall constitute a senior obligation of the Company and the Obligation of the Company under the Indenture and this Note shall be secured pursuant to the Security Documents and will be subject to the Intercreditor Agreement from and after such time as the Noteholder Collateral Agent and any other parties thereto shall have entered into the Intercreditor Agreement.

(6)         OPTIONAL REDEMPTION. The Notes are subject to redemption at the option of the Company as provided in Article III of the Indenture.

(7)         NO SINKING FUND PAYMENTS. The Company is not required to make sinking fund payments with respect to the Notes.

(8)         REPURCHASE AT THE OPTION OF HOLDER.

(a)  If there is a Change of Control, the Company will be required, on the terms and subject to the conditions set forth in the Indenture, to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to minimum amounts of $2,000 in principal amount and integral multiples of $1,000 in principal amount in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, thereon to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date in respect of then outstanding Notes. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)  If the Company or a Restricted Subsidiary of the Company consummates an Asset Sale, the Company in circumstances specified in the Indenture may be required to commence an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 4.20 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds so long as they exceed $7.5 million (less the aggregate amount of all fees and expenses incurred in connection with such Asset Sale Offer and any purchase, prepayment or redemption of any such pari passu Indebtedness) at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, thereon to the date of purchase, subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, all on the terms and subject to the conditions set forth in the Indenture. Holders of Notes that are the subject of such an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9)         NOTICE OF REDEMPTION. Notice of redemption will be mailed by or on behalf of the Company at least 30 days but not more than 60 days before the Redemption Date to the Trustee and each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a Covenant Defeasance or Legal Defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 10 thereof. Notes in denominations larger than $2,000 in principal amount may be redeemed in part but only in whole multiples of $1,000 in principal amount (provided that any unredeemed portion of any Note must be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.

(10)        DENOMINATIONS, TRANSER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 in principal amount and integral multiples of $1,000 in principal amount in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day of any selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

(11)        PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under the Indenture and the Notes.

(12)        AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees and Security Documents may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes, the Note Guarantees and Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(13)        DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, Security Documents or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal or interest or Additional Interest, if any, or premium, if any,) if and so long as a committee of Trustees' Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 10 Business Days of any Officer of the Company becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14)        TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)        NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(16)        AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)        CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)        GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

SAExploration Holdings, Inc.
1160 Dairy Ashford, Suite 160
Houston, Texas, 77079
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Sections 4.19 or 4.20 of the Indenture, check the appropriate box below:

☐ Section 4.19	☐ Section 4.20

If you want to elect to have only part of the Note purchased by the Company pursuant to Sections 4.19 or 4.20 of the Indenture, state the amount you elect to have purchased (must be a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, and the portion, if any, of this Note that is not being tendered for purchase must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof):

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian